     As filed with the Securities and Exchange Commission on October 4, 2000

                                                   REGISTRATION NO. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           --------------------------

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                  -----------

                        FRIEDMAN INDUSTRIES, INCORPORATED
             (Exact name of registrant as specified in its charter)

                          TEXAS                                                  74-1504405
             (State or other jurisdiction of                                  (I.R.S. Employer
              incorporation or organization)                                 Identification No.)

                   4001 HOMESTEAD ROAD
                      HOUSTON, TEXAS                                                77028
         (Address of Principal Executive Offices)                                (Zip Code)

     FRIEDMAN INDUSTRIES, INCORPORATED 2000 NON-EMPLOYEE DIRECTOR STOCK PLAN
                            (Full title of the plan)

                              --------------------

                                  BENNY HARPER
                               4001 HOMESTEAD ROAD
                              HOUSTON, TEXAS 77028
                     (Name and address of agent for service)

                                 (713) 672-9433
          (Telephone number, including area code, of agent for service)

                              --------------------

                                  With Copy to:

                           FULBRIGHT & JAWORSKI L.L.P.
                            1301 MCKINNEY, SUITE 5100
                              HOUSTON, TEXAS 77010
                                 (713) 651-5151
                           ATTENTION: ROBERT E. WILSON

                              --------------------

                         CALCULATION OF REGISTRATION FEE

==================================================================================================================
                                                      PROPOSED           PROPOSED MAXIMUM
  TITLE OF SECURITIES         AMOUNT TO           MAXIMUM OFFERING      AGGREGATE OFFERING         AMOUNT OF
   TO BE REGISTERED         BE REGISTERED        PRICE PER UNIT(2)           PRICE(2)           REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------
     Common Stock
    $1.00 par value        11,600 shares(1)            $3.875                $44,950                 $11.87
==================================================================================================================

(1) There are also registered hereby such indeterminate number of shares of Common Stock as may become issuable by reason of the anti-dilution provisions of the 2000 Non-Employee Director Stock Plan.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933 and based upon the average of the high and low sales price of a share of Common Stock on the American Stock Exchange, Inc. on October 2, 2000.

================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.           INCORPORATION OF DOCUMENTS BY REFERENCE

                  The following documents are hereby incorporated by reference in this Registration Statement:

                  1. The Registrant's Annual Report on Form 10-K for the fiscal year ended March 31, 2000;

                  2. The Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2000; and

                  3. The description of the Registrant's Common Stock, $1.00 par value, contained in the Registrant's Registrant Statement on Form 8-A, declared effective by the Securities and Exchange Commission on May 1, 1975, including any amendment or report filed for the purpose of updating such description.

                  All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 subsequent to the filing hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.

ITEM 4.           DESCRIPTION OF SECURITIES

                  Not Applicable.

ITEM 5.           INTERESTS OF NAMED EXPERTS AND COUNSEL

                  Certain legal matters in connection with the securities offered hereby are being passed upon for the Registrant by Fulbright & Jaworski L.L.P., Houston, Texas. Charles Hall, a partner in the firm of Fulbright & Jaworski L.L.P., is a director and the Assistant Secretary of the Company and beneficially owns 4,948 shares of Common Stock.

ITEM 6.           INDEMNIFICATION OF DIRECTORS AND OFFICERS

                  Article 2.02-1 of the Texas Business Corporation Act provides that any director or officer of a Texas corporation may be indemnified against judgments, penalties, fines, settlements and reasonable expenses actually incurred by him in connection with or in defending any action, suit or proceeding in which he is a party by reason of his position. With respect to any proceeding arising from actions taken in his official capacity as a director or officer, he may be indemnified so long as it shall be determined that he conducted himself in good faith and that he reasonably believed that such conduct was in the corporation's best interests. In cases not concerning conduct in his official capacity as a director or officer, a director may be indemnified as long as he reasonably believed that his conduct was not opposed to the corporation's best interests. In the case of any criminal proceeding, a director or officer may be indemnified if he had no reasonable cause to believe his conduct was unlawful. If a director or officer is wholly successful, on the merits or otherwise, in connection with such a proceeding, such indemnification is mandatory. The Registrant's Bylaws provide for indemnification of its present and former directors and officers to the fullest extent provided by Article 2.02-1. The Registrant currently maintains directors' and officers' insurance to reimburse the Registrant in the event that indemnification of a director or officer is required.

                  The Registrant's Bylaws further provide for indemnification of officers and directors of officers and directors against reasonable expenses incurred in connection with the defense of any such action, suit, or proceeding in advance of the final disposition of the proceeding.

                  The Registrant's Articles of Incorporation were amended on September 22, 1987, to eliminate or limit liabilities of directors for breaches of their duty of care. The amendment does not limit or eliminate the right of the Registrant or any shareholder to pursue equitable remedies such as an action to enjoin or rescind a transaction involving a breach of a director's duty of care, nor does it affect director liability to parties other than the Registrant or its shareholders. In addition, directors will be liable for (i) breach of their duty of loyalty, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) declaring an illegal dividend or stock repurchase, (iv) any transaction in which the directors receive an improper personal benefit, or (v) acts or omissions for which the liability of directors is expressly provided by statute. In addition, the amendment applies only to claims under Texas law against a director arising out of his or her role as a director and not, if he or she is also an officer, his or her role as an officer or in any other capacity and does not limit a director's liability under any other law, such as federal securities law.

ITEM 7.           EXEMPTION FROM REGISTRATION CLAIMED

                  Not applicable.

ITEM 8.           EXHIBITS

                  4.1  - Articles of Incorporation of the Registrant, as
                         amended (incorporated by reference to an exhibit to the Registrant's Annual Report on Form 10-K for the fiscal year ended March 31, 1982).

                  4.2  - Articles of Amendment to the Articles of
                         Incorporation of the Registrant, as filed with the Texas Secretary of State on September 22, 1987 (incorporated by reference to an exhibit to the Registrant's Annual Report on Form 10-K for the fiscal year ended March 31, 1988).

                  4.3  - By-laws of the Registrant, as adopted on March 27,
                         1992 (incorporated by reference to an exhibit to the Registrant's Annual Report on Form 10-K for the fiscal year ended March 31, 1992).

                  4.4  - Form of Common Stock Certificate (incorporated by
                         reference to an exhibit to the Registrant's
                         Registration Statement on Form 8-A, declared effective by the Commission on May 1, 1975, including any amendment or report filed for the purpose of updating such description).

                  4.5  - Friedman Industries, Incorporated 2000 Non-Employee
                         Director Stock Plan.

                  5.1  - Opinion of Fulbright & Jaworski L.L.P.

                  23.1 - Consent of Fulbright & Jaworski L.L.P. (included in
                         Exhibit 5.1).

                  23.2 - Consent of Ernst & Young LLP.

                  24.1 - Powers of Attorney (contained on page II-6 of this
                         Registration Statement).

ITEM 9.           UNDERTAKINGS

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar volume of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

         Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or
Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on September 29, 2000.

                                     FRIEDMAN INDUSTRIES, INCORPORATED


                                     By:        /s/ HAROLD FRIEDMAN
                                         --------------------------------------
                                                    Harold Friedman
                                                Vice Chairman of the Board

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Jack Friedman, Harold Friedman and Benny Harper, or any of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same and all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting said attorney-in-fact and agent, and any of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                Signature                                            Title                                   Date
                ---------                                            -----                                   ----
            /s/ JACK FRIEDMAN                 Chairman of the Board, Chief Executive Officer and      September 29, 2000
----------------------------------------                          Director
              Jack Friedman                             (Principal Executive Officer)


           /s/ HAROLD FRIEDMAN                      Vice Chairman of the Board and Director           September 29, 2000
----------------------------------------
             Harold Friedman

           /s/ WILLIAM E. CROW                  President, Chief Operating Officer and Director       September 29, 2000
----------------------------------------
             William E. Crow

            /s/ BENNY HARPER                      Senior Vice President-Finance and Treasurer         September 29, 2000
----------------------------------------         (Principal Financial and Accounting Officer)
              Benny Harper

           /s/ CHARLES W. HALL                                     Director                           September 29, 2000
----------------------------------------
             Charles W. Hall

            /s/ ALAN M. RAUCH                                      Director                           September 29, 2000
----------------------------------------
              Alan M. Rauch

           /s/ HERSHEL M. RICH                                     Director                           September 29, 2000
----------------------------------------
             Hershel M. Rich

             /s/ HENRY SPIRA                                       Director                           September 29, 2000
----------------------------------------
               Henry Spira

           /s/ KIRK K. WEAVER                                      Director                           September 29, 2000
----------------------------------------
             Kirk K. Weaver

           /s/ JOE L. WILLIAMS                                     Director                           September 29, 2000
----------------------------------------
             Joe L. Williams

                                INDEX TO EXHIBITS

   Exhibit
   Number                         Description of Exhibits
   ------                         -----------------------
     4.1        Articles of Incorporation of the Registrant, as amended
                (incorporated by reference to an exhibit to the Registrant's
                Annual Report on Form 10-K for the fiscal year ended March 31,
                1982).

     4.2 Articles of Amendment to the Articles of Incorporation of the Registrant, as filed with the Texas Secretary of State on September 22, 1987 (incorporated by reference to an exhibit to the Registrant's Annual Report on Form 10-K for the fiscal year ended March 31, 1988).

     4.3        By-laws of the Registrant, as adopted on March 27, 1992
                (incorporated by reference to an exhibit to the Registrant's
                Annual Report on Form 10-K for the fiscal year ended March 31,
                1992).

     4.4 Form of Common Stock Certificate (incorporated by reference to an exhibit to the Registrant's Registration Statement on Form
                8-A, declared effective by the Commission on May 1, 1975, including any amendment or report filed for the purpose of updating such description).

     4.5        Friedman Industries, Incorporated 2000 Non-Employee Director
                Stock Plan.

     5.1        Opinion of Fulbright & Jaworski L.L.P.

     23.1       Consent of Fulbright & Jaworski L.L.P. (included in Exhibit 5.1).

     23.2       Consent of Ernst & Young LLP.

     24.1       Powers of Attorney (contained on page II-6 of this Registration
                Statement).